Exhibit 99.3
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
     On October 4, 2005, Whiting Petroleum Corporation (the “Company”) completed its acquisition of the operated interest in the North Ward Estes field in the Permian Basin of West Texas and certain other fields (“North Ward Estes and Ancillary Properties”) from Celero Energy, LP (“Celero”). The purchase price for the North Ward Estes and Ancillary Properties was approximately $459.2 million, which was comprised of $442 million in cash and 441,500 shares of the Company’s common stock. On August 4, 2005, the Company completed its acquisition of the operated interest in the Postle field in Texas County, Oklahoma (the “Postle Properties”) from Celero for $343 million in cash. The effective date of both purchases was July 1, 2005.
     During 2005, the Company also completed two other property acquisitions (collectively, “Other Properties”). On March 31, 2005, the Company acquired operated interests in five producing gas fields in the Green River Basin of Wyoming for a purchase price of $65 million, which was funded by borrowings under the Company’s credit agreement. On June 23, 2005, the Company acquired all of the limited partnership interests in three institutional partnerships, having properties in Louisiana, Texas, Arkansas, Oklahoma and Wyoming, for a purchase price of $30.5 million, which was funded using cash on hand.
     The following unaudited pro forma financial information shows the pro forma effects of i) the consummation of the North Ward Estes and Ancillary Properties acquisition, ii) the public offering of 6,612,500 shares of the Company’s common stock that closed on October 4, 2005 (the “Common Stock Offering”), iii) the private placement of $250 million of the Company’s senior subordinated notes that also closed on October 4, 2005 (the “Senior Subordinated Notes Private Placement”), iv) the use of the net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to pay the remaining cash portion of the purchase price for the North Ward Estes and Ancillary Properties and related fees and expenses, and v) the use of the remaining net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to repay $100 million of the Company’s debt under its credit facility (collectively, the “Transactions”).
     The unaudited pro forma combined statement of operations for the nine months ended September 30, 2005 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred on January 1, 2005 and includes the pro forma results of the Postle Properties through August 4, 2005 and the pro forma results of the Other Properties from January 1, 2005 up to their respective acquisition dates. The unaudited pro forma combined statement of operations for the year ended December 31, 2004 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred at January 1, 2004. The unaudited pro forma combined balance sheet as of September 30, 2005 assumes that the Transactions all occurred on September 30, 2005. The Company’s historical results include the results from its recent acquisitions beginning on the following dates: Green River Basin of Wyoming, March 31, 2005; limited partnership interests, June 23, 2005; and Postle Properties, August 4, 2005.
     The pro forma financial information also includes the effects of the Company’s $1.2 billion bank credit agreement, which was entered into on August 31, 2005 in connection with the acquisitions of the North Ward Estes and Ancillary Properties and the Postle Properties. The credit agreement had an initial borrowing base of $675 million, which increased to $850 million upon the closing of the North Ward Estes and Ancillary Properties and was then offset by a reduction of $62.5 million upon the closing of the Senior Subordinated Notes Private Placement, thereby resulting in a borrowing base of $787.5 million.
     The historical financial information for the Postle Properties and the North Ward Estes and Ancillary Properties, which is presented in the unaudited pro forma combined statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004, has been derived from statements of direct revenues and operating expenses, which in turn have been derived from the historical accounting records of the sellers and prior operators and which do not include all costs of doing business. Although the statements do not include depreciation, depletion and amortization, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not necessarily indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the North Ward Estes and Ancillary Properties and the Postle Properties.
     The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transactions or the acquisitions of the Postle Properties or Other Properties had occurred on September 30, 2005, January 1, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2005 (in thousands, except share and per share data)

	Whiting	North Ward
	Petroleum	Estes and	Pro Forma
	Corporation	Ancillary	Combined
	September 30,	Properties	September 30,
	2005	(Note 2)	2005
ASSETS
TOTAL CURRENT ASSETS	$127,102	$25,394	$152,496

PROPERTY AND EQUIPMENT:
Oil and gas properties, successful efforts method:
Proved properties	1,775,915	463,340	2,239,255
Unproved properties	18,553	—	18,553
Deposit on North Ward Estes acquisition	45,900	(45,900)	—
Other property and equipment	13,911	—	13,911

Total property and equipment	1,854,279	417,440	2,271,719
Less accumulated depreciation, depletion and amortization	(306,911)	—	(306,911)

Total property and equipment, net	1,547,368	417,440	1,964,808

DEBT ISSUANCE COSTS	19,124	5,500	24,624

OTHER LONG-TERM ASSETS	11,781	—	11,781

TOTAL	$1,705,375	$448,334	$2,153,709

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$159,075	$—	$159,075

ASSET RETIREMENT OBLIGATIONS	36,891	4,164	41,055

PRODUCTION PARTICIPATION PLAN LIABILITY	11,457	—	11,457

TAX SHARING LIABILITY	28,826	—	28,826

LONG-TERM DEBT	735,623	150,000	885,623

DEFERRED INCOME TAXES	63,452	—	63,452

LONG-TERM DERIVATIVE LIABILITY	34,053	—	34,053

STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 75,000,000 shares authorized, 29,788,723 shares issued and outstanding as of September 30, 2005 (36,842,723 shares issued and outstanding on a combined pro forma basis)	30	7	37
Additional paid-in capital	458,837	294,163	753,000
Accumulated other comprehensive loss	(63,198)	—	(63,198)
Deferred compensation	(2,707)	—	(2,707)
Retained earnings	243,036	—	243,036

Total stockholders’ equity	635,998	294,170	930,168

TOTAL	$1,705,375	$448,334	$2,153,709

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2005 (in thousands, except per share data)

	Whiting		North Ward
	Petroleum	Postle	Estes and
	Corporation	Properties	Ancillary
	Nine Months	January 1,	Properties Nine			Pro Forma
	Ended	2005 to August 4,	Months Ended	Other	Pro Forma	Combined
	September 30,	2005	September 30,	Properties	Adjustments	September 30,
	2005	(Note 1)	2005 (Note 1)	(Note 1)	(Note 3)	2005
REVENUES
Oil and gas sales	$374,829	$46,075	$56,061	$8,721	—	$485,686
Loss on oil and gas hedging activities	(20,689)	—	—	—	—	(20,689)
Interest income and other	319	—	—	—	—	319

Total revenues	354,459	46,075	56,061	8,721	—	465,316

COSTS AND EXPENSES:
Lease operating	70,732	11,065	13,395	1,999	—	97,191
Production taxes	24,558	3,218	3,849	475	—	32,100
Depreciation, depletion and amortization	64,400	—	—	—	18,104	82,504
Exploration and impairment	11,999	—	—	—	—	11,999
General and administrative	21,636	—	—	—	176	21,812
Interest expense	25,018	—	—	—	20,555	45,573

Total costs and expenses	218,343	14,283	17,244	2,474	38,835	291,179

INCOME BEFORE INCOME TAXES	136,116	$31,792	$38,817	$6,247	(38,835)	174,137

INCOME TAX EXPENSE	(52,541)				(14,676)	(67,217)

NET INCOME	$83,575				$(53,511)	$106,920

NET INCOME PER COMMON SHARE, BASIC	$2.82					$2.91

NET INCOME PER COMMON SHARE, DILUTED	$2.81					$2.91

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	29,688				7,054	36,742

WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	29,705				7,054	36,759

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR
THE YEAR ENDED DECEMBER 31, 2004 (in thousands, except per share data)

			North Ward
	Whiting		Estes and	Other
	Petroleum	Postle	Ancillary	Properties
	Corporation	Properties	Properties	Year Ended		Pro Forma
	Year Ended	Year Ended	Year Ended	December 31,	Pro Forma	Combined
	December 31,	December 31,	December 31,	2004	Adjustments	December 31,
	2004	2004 (Note1)	2004 (Note 1)	(Note 1)	(Note 4)	2004
REVENUES
Oil and gas sales	$281,057	$60,703	$37,620	$23,147	$—	$402,527
Loss on oil and gas hedging activities	(4,875)	—	—	—	—	(4,875)
Gain on sale of marketable securities	4,835	—	—	—	—	4,835
Gain on sale of oil and gas properties	1,000	—	—	—	—	1,000
Interest income and other	123	—	—	—	—	123

Total revenues	282,140	60,703	37,620	23,147	—	403,610

COSTS AND EXPENSES:

Lease operating	54,212	14,610	11,036	5,011	—	84,869
Production taxes	16,793	3,115	2,176	1,997	—	24,081
Depreciation, depletion and amortization	54,010	—	—	—	27,795	81,805
Exploration and impairment	6,329	—	—	—	—	6,329
General and administrative	20,935	—	—	—	235	21,170
Interest expense	15,856	—	—	—	34,900	50,756

Total costs and expenses	168,135	17,725	13,212	7,008	62,930	269,010

INCOME BEFORE INCOME TAXES	114,005	$42,978	$24,408	$16,139	(62,930)	134,600

INCOME TAX EXPENSE	(43,959)				(7,950)	(51,909)

NET INCOME	$70,046				$(70,880)	$82,691

NET INCOME PER COMMON SHARE, BASIC	$3.38					$2.98

NET INCOME PER COMMON SHARE, DILUTED	$3.38					$2.97

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	20,735				7,054	27,789

WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	20,768				7,054	27,822

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
     On October 4, 2005, Whiting Petroleum Corporation (the “Company”) completed its acquisition of the operated interest in the North Ward Estes field in the Permian Basin of West Texas and certain other fields (“North Ward Estes and Ancillary Properties”) from Celero Energy, LP (“Celero”). The purchase price for the North Ward Estes and Ancillary Properties was approximately $459.2 million, which was comprised of $442 million in cash and 441,500 shares of the Company’s common stock. On August 4, 2005, the Company completed its acquisition of the operated interest in the Postle field in Texas County, Oklahoma (the “Postle Properties”) from Celero for $343 million in cash. The effective date of both purchases was July 1, 2005.
     During 2005, the Company also completed two other property acquisitions (collectively, “Other Properties”). On March 31, 2005, the Company acquired operated interests in five producing gas fields in the Green River Basin of Wyoming for a purchase price of $65 million (“Green River Basin”), which was funded by borrowings under the Company’s credit agreement. On June 23, 2005, the Company acquired all of the limited partnership interests in three institutional partnerships, having properties in Louisiana, Texas, Arkansas, Oklahoma and Wyoming, for a purchase price of $30.5 million, which was funded using cash on hand.
     The following unaudited pro forma financial information shows the pro forma effects of i) the consummation of the North Ward Estes and Ancillary Properties acquisition, ii) the offering of 6,612,500 shares of the Company’s common stock that closed on October 4, 2005 (the “Common Stock Offering”), iii) the private placement of $250 million of the Company’s senior subordinated notes that also closed on October 4, 2005 (the “Senior Subordinated Notes Private Placement”), iv) the use of the net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to pay the remaining cash portion of the purchase price for the North Ward Estes and Ancillary Properties and related fees and expenses, and v) the use of the remaining net proceeds from the Common Stock Offering and Senior Subordinated Notes Private Placement to repay $100 million of the Company’s debt under its credit facility (collectively, the “Transactions”).
     The unaudited pro forma combined statement of operations for the nine months ended September 30, 2005 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred on January 1, 2005 and includes the pro forma results of the Postle Properties through August 4, 2005 and the pro forma results of the Other Properties from January 1, 2005 up to their respective acquisition dates. The unaudited pro forma combined statement of operations for the for the year ended December 31, 2004 was prepared as if the Transactions and the acquisitions of the Postle Properties and Other Properties all occurred at January 1, 2004. The unaudited pro forma combined balance sheet as of September 30, 2005 assumes that the Transactions all occurred on September 30, 2005. The Company’s historical results include the results from its recent acquisitions beginning on the following dates: Green River Basin of Wyoming, March 31, 2005; limited partnership interests, June 23, 2005; and Postle Properties, August 4, 2005.
     The Company has prepared the unaudited combined pro forma financial statements to give effect to the following:
•	the sale of 6,612,500 shares of the Company’s common stock at the public offering price of $43.60 per share, generating net proceeds of approximately $277.0 million, after deducting approximately $11.3 million of estimated offering related fees and expenses, including the underwriting discount and commissions; and

•	the sale of $250 million aggregate principal amount of the Company’s senior subordinated notes maturing in 2014 bearing interest at 7%, generating net proceeds of approximately $244.5 million, after deducting approximately $5.5 million of estimated offering related fees and expenses, including the underwriting discount and commissions.
     The pro forma financial information also includes the effects of the Company’s $1.2 billion bank credit agreement, which was entered into on August 31, 2005 in connection with the acquisitions of the North Ward Estes and Ancillary Properties and the Postle Properties. The credit agreement had an initial borrowing base of $675 million, which increased to $850 million upon the closing of the North Ward Estes and Ancillary Properties and was then offset by a reduction of $62.5 million upon the closing of the Senior Subordinated Notes Private Placement, thereby resulting in a borrowing base of $787.5 million.
     The historical financial information for the Postle Properties and the North Ward Estes and Ancillary Properties, which is presented in the unaudited pro forma combined statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004, has been derived from statements of direct revenues and operating expenses, which in turn have been derived from the historical accounting records of the sellers and prior operators and which do not include all costs of doing business. Although the statements do not include depreciation, depletion and amortization, general administrative expenses, income taxes or interest expense, as described in Notes 3 and 4, these costs have been included on a pro forma basis. The pro forma statements of operations, however, are not necessarily indicative of the Company’s operations going forward, because these statements necessarily exclude various operating expenses attributable to the North Ward Estes and Ancillary Properties and the Postle Properties.
     The Company believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.
     These unaudited pro forma financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Transactions or the acquisitions of the Postle Properties or Other Properties had occurred on September 30, 2005, January 1, 2005 or January 1, 2004, respectively. These unaudited pro forma financial statements should be read in conjunction with the Company’s historical financial statements and related notes for the periods presented.
     Earnings Per Share — Basic net income per common share of stock is calculated by dividing net income by the weighted average of common shares outstanding during each period. Diluted net income per common share of stock is calculated by dividing net income by the weighted average of common shares outstanding and other dilutive securities. The only securities considered dilutive are unvested restricted stock awards.
2. PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AS OF SEPTEMBER 30, 2005
     The following adjustments have been made to the accompanying unaudited condensed pro forma balance sheet as of September 30, 2005:
     Current Assets — To reflect the net cash remaining from the aggregate Common Stock Offering and Senior Subordinated Notes Private Placement proceeds of $521.5 million, after i) the remaining cash portion of $396.1 million for the North Ward Estes and Ancillary Properties purchase was funded, and ii) repayment of $100 million in debt under the Company’s credit facility.
     Proved Properties — To record the acquisition of the North Ward Estes and Ancillary Properties for a purchase price of approximately $459.2 million, and to also record the estimated asset retirement cost of $4.2 million related to the properties acquired.

     Deposit On North Ward Estes Acquisition — To reclassify the $45.9 million purchase price deposit paid in August 2005 to proved properties upon the closing of the North Ward Estes and Ancillary Properties acquisition on October 4, 2005.
     Debt Issuance Costs — To record the capitalization of approximately $5.5 million in financing costs and related fees associated with the Senior Subordinated Notes Private Placement. The net proceeds from Senior Subordinated Notes Private Placement were used to fund the acquisition of the North Ward Estes and Ancillary Properties and to repay a portion of the Company’s debt under its credit facility.
     Asset Retirement Obligations — To record the estimated asset retirement obligation related to the acquired North Ward Estes and Ancillary Properties.
     Long-Term Debt —To record the $250 million aggregate principal amount due as a result of the Senior Subordinated Notes Private Placement that was used to fund the North Ward Estes and Ancillary Properties acquisition. Further, to reflect repayment of $100 million in debt under the Company’s credit facility using the net proceeds available from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition was fully funded.
     Additional Paid-In Capital and Common Stock — To record the issuance of 6,612,500 shares of the Company’s common stock at the public offering price of $43.60 per share, generating net proceeds of $277.0 million, after deducting approximately $11.3 million of estimated offering related fees and expenses, including the underwriting discount and commissions. To also record the Company’s issuance of 441,500 shares of the Company’s common stock to Celero at the closing of the North Ward Estes and Ancillary Properties.
3. PRO FORMA ADJUSTMENTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2005
     The following adjustments have been made to the accompanying unaudited condensed pro forma statement of operations for the nine months ended September 30, 2005:
     Depletion, Depreciation and Amortization — To record pro forma depletion expense giving effect to the acquisition of the Postle Properties (through August 4, 2005), the North Ward Estes and Ancillary Properties, and Other Properties (through respective acquisition dates). The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field, the capitalized purchase price for each acquisition, and asset retirement costs related to the properties acquired. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired. Accretion expense has been adjusted to reflect the Company’s credit adjusted risk free rate.
     General and Administrative — To record rent expense from January 1, 2005 to September 30, 2005 for a lease contract, which the Company assumed pursuant to the terms of the North Ward Estes and Ancillary Properties purchase and sale agreement, for a field office in Midland, Texas.
     Interest Expense — To record interest expense and amortization of debt issuance costs for debt incurred under the Company’s credit facility to fund the acquisitions of the Postle Properties (through August 4, 2005) and the Green River Basin (through March 31, 2005), less all repayments of debt under the credit facility relating to net proceeds remaining from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition was fully funded. The Company used current interest rates for borrowings under its facility. Each 1/8% change in the credit facility interest rate would affect income before income taxes by $0.2 million for the nine months ended September 30, 2005. Further, to record interest expense and amortization of debt issuance costs and fees related to the $250 million Senior Subordinated Notes Private Placement bearing interest at 7%.

     Income Taxes — To record income tax expense on pretax income from the Postle Properties (through August 4, 2005), the North Ward Estes and Ancillary Properties for the nine months ended September 30, 2005, and Other Properties (through respective acquisition dates), based on the Company’s statutory tax rate of 38.6%.
4. PRO FORMA ADJUSTMENTS FOR YEAR ENDED DECEMBER 31, 2004
     The following adjustments have been made to the accompanying unaudited pro forma statement of operations for the year ended December 31, 2004:
     Depletion, Depreciation and Amortization — To record pro forma depletion expense from January 1, 2004 to December 31, 2004, giving effect to the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties acquisitions. The expense was calculated using the unit-of-production method, based on estimated proved reserves and production by field, the capitalized purchase price for each acquisition, and asset retirement costs related to the properties acquired. To also record accretion of discount expense related to the estimated asset retirement obligations for wells and facilities acquired. Accretion expense has been adjusted to reflect the Company’s credit adjusted risk free rate.
     General and Administrative — To record rent expense from January 1, 2004 to December 31, 2004 for a lease contract, which the Company assumed pursuant to the terms of the North Ward Estes and Ancillary Properties purchase and sale agreement, for a field office in Midland, Texas.
     Interest Expense — To record interest expense and amortization of debt issuance costs for debt incurred under the Company’s credit facility to fund the acquisitions of the Postle Properties and the Green River Basin, less all repayments of debt under the credit facility relating to net proceeds remaining from the Common Stock Offering and Senior Subordinated Notes Private Placement, after the North Ward Estes and Ancillary Properties acquisition was fully funded. The Company used current interest rates for borrowings under its facility. Each 1/8% change in the credit facility interest rate would affect income before income taxes by $0.4 million for the year ended December 31, 2004. Further, to record interest expense and amortization of debt issuance costs and fees related to the $250 million Senior Subordinated Notes Private Placement bearing interest at 7%.
     Income Taxes — To record income tax expense on pretax income from the Postle Properties, the North Ward Estes and Ancillary Properties, and Other Properties, based on the Company’s statutory tax rate of 38.6%.